Exhibit 10.1

THE HOME DEPOT, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective July 1, 2012)
Section 1
PURPOSE
The purpose of The Home Depot, Inc. Amended and Restated Employee Stock Purchase Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company on a payroll or other compensation deduction basis. The Plan is intended, in part, to qualify as an “employee stock purchase plan” under Code Section 423. The Plan will, with respect to the grant of options and issuance of Common Stock intended to qualify under Code Section 423, be construed so as to extend and limit participation in a manner within the requirements of that Code section. In addition, this Plan authorizes the grant of options and issuance of Common Stock that do not qualify under Code Section 423 pursuant to rules and procedures adopted by the Committee and designed to achieve desired tax or other objectives in particular locations outside the United States.
Section 2
BACKGROUND
The Plan was previously amended and restated to merge The Home Depot, Inc. Amended and Restated Employee Stock Purchase Plan and The Home Depot, Inc. Amended and Restated Non-U.S. Employee Stock Purchase Plan. The Plan as amended and restated herein increases the authorized shares available for issuance under the Plan effective with respect to Plan offerings beginning on and after the Effective Date, subject to shareholder approval.
Section 3
DEFINITIONS
As used in the Plan, the following terms, when capitalized, have the following meanings:
(a)    “Board” means the Company's Board of Directors.
(b)    “Business Day” means a day that the New York Stock Exchange is open if the Shares are then listed on such exchange.
(c)    “Code” means the Internal Revenue Code of 1986, as amended.
(d)    “Committee” means the committee described in Section 11.
(e)    “Common Stock” means the common stock of the Company, $.05 par value per share, or any stock into which that common stock may be converted.
(f)    “Company” means The Home Depot, Inc., a Delaware corporation, and any successor corporation.
(g)    “Compensation” means an Employee's “benefit compensation” as determined under The Home Depot FutureBuilder. The Committee may change the definition of Compensation on a prospective basis.
(h)    “Contributions” means all amounts credited to the Participant's Payroll Deduction Account.
(i)    “Corporate Transaction” means (i) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.
(j)    “Designated Subsidiary” means the Company's: (i) domestic Subsidiaries located in the United States or any United States territory; and (ii) foreign Subsidiaries located in Mexico and Canada; and (iii) any other Subsidiary that has been designated by the Company's Executive Vice President – Human Resources as eligible to participate in the Plan as to its eligible Employees.
(k)    “Disability” means, with respect to a Participant, the Participant's becoming eligible for permanent and total disability benefits under the Company's or a Designated Subsidiary's long-term disability plan.
(l)    “Effective Date” means July 1, 2012.
(m)    “Employee” means any person who performs services for, and who is classified as an employee on the payroll records of the Company or a Designated Subsidiary.

(n)    “Fair Market Value” means, with respect to any date, the closing price of the Common Stock on the New York Stock Exchange on that date or, in the event that the Common Stock is not traded on that date, the closing price on the immediately preceding trading date. If the Common Stock is no longer traded on the New York Stock Exchange, then “Fair Market Value” means, with respect to any date, the fair market value of the Common Stock as determined by the Committee in good faith.
(o)    “Offering Date” means the first Business Day of each Purchase Period.
(p)    “Participant” means a participant in the Plan as described in Section 5.
(q)    “Payroll Deduction Account” means the bookkeeping account established for a Participant in accordance with Section 6.
(r)    “Plan” means The Home Depot, Inc. Amended and Restated Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.
(s)    “Purchase Date” means the last Business Day of each Purchase Period.
(t)    “Purchase Period” means a period of six months commencing on January 1 and July 1 of each year, or such other period as determined by the Committee; provided, however, that in no event will any Purchase Period be longer than 27 months.
(u)    “Purchase Price” means an amount equal to 85% of the Fair Market Value of a Share on the Purchase Date.
(v)    “Retirement” means, with respect to a Participant, the Participant's termination of employment with the Company or a Designated Subsidiary after completing at least 5 years of continuous employment and attaining age 60.
(w)    “Share” means a share of Common Stock, as adjusted in accordance with Section 16.
(x)    "Subsidiary” means a domestic or foreign corporation of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary. The definition of Subsidiary should be interpreted so as to include any entity that would be treated as a “subsidiary corporation” under Code Section 424(f).
Section 4
ELIGIBILITY
(a)    Eligible Employees. Any person who is an Employee as of an Offering Date in a given Purchase Period will be eligible to participate in the Plan for that Purchase Period, subject to the requirements of Section 5 and the limitations imposed by Code Section 423(b). Notwithstanding the foregoing, the Committee may, on a prospective basis, (i) exclude from participation in the Plan any or all Employees whose customary employment is for not more than 20 hours per week or five months per year, and (ii) impose an eligibility service requirement of up to two years of employment. The Board may also determine that a designated group of highly compensated employees (within the meaning of Code Section 414(q)) are ineligible to participate in the Plan.
(b)    Five Percent Shareholders. Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) owns capital stock of the Company and/or holds outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary.
Section 5
PARTICIPATION
An Employee may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Committee or its designee and submitting them to the Committee or its designee in accordance with the rules established by the Committee. The enrollment documents will set forth the amount of the Participant's Compensation, up to twenty percent (20%), or such other limit as is designated by the Committee including any minimum Contribution percentage, to be paid as Contributions pursuant to the Plan. The Committee may provide for a separate election (or a different percentage) for a specified item or items of pay. In countries where payroll deductions are not feasible, the Committee may permit an Employee to participate in the Plan by an alternative means, such as by check.
Section 6
CONTRIBUTIONS
(a)    Payroll Deductions. A Participant's payroll deductions will begin on the first payroll paid following the Offering Date and will end on the last payroll paid on or before the Purchase Date of the Purchase Period, unless the Participant elects to withdraw from the Plan as provided in Section 9 or ceases Contributions pursuant to Section 6(c). A Participant's enrollment documents will remain in effect for successive Purchase Periods unless the Participant elects to withdraw from the Plan as provided in Section 9, ceases Contributions pursuant to Section 6(c), or timely submits new enrollment documents to change the rate of payroll deductions for a subsequent Purchase Period in accordance with rules established by the Committee.

(b)    Payroll Deduction Account. The Committee will credit the amount of each Participant's Contributions to the Participant's Payroll Deduction Account. A Participant may not make any additional payments to the Participant's Payroll Deduction Account, except as expressly provided in the Plan or as authorized by the Committee.
(c)    Changes to Payroll Deductions. A Participant may reduce the percentage of authorized payroll deductions once each Purchase Period by delivery of a new payroll deduction authorization form to the Committee or its designee. The change will become effective as soon as administratively practicable after receipt. A Participant may cease Contributions to the Plan at any time. Unless the Participant elects to withdraw from the Plan as provided in Section 9, the funds in the Participant's Payroll Deduction Account will not be refunded to the Participant but instead will be used to purchase Shares for the Participant on the Purchase Date.
(d)    No Interest. No interest or other earnings will accrue on a Participant's Contributions to the Plan.
(e)    Foreign Currency. Except as otherwise specified by the Committee, payroll deductions made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Purchase Date.
Section 7
STOCK PURCHASES
(a)    Automatic Purchase. On each Purchase Date, each Participant will be deemed, without further action, to have elected to purchase the number of whole, or if in the Committee's discretion fractional, Shares that the Participant's Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date. Except as otherwise specified by the Committee, any amounts that are not sufficient to purchase a whole Share will be retained in the Participant's Payroll Deduction Account for the subsequent Purchase Period. Any other amounts remaining in the Participant's Payroll Deduction Account after the Purchase Date will be returned to the Participant.
(b)    Delivery of Shares. As soon as practicable after each Purchase Date, the Committee will arrange for the delivery of the Shares purchased by Participants on the Purchase Date. The Committee may permit or require that Shares purchased under the Plan be deposited directly with a provider designated by the Committee. The Committee may require that Shares be retained by the designated provider for a specified period of time and may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or to restrict transfer of the Shares.
(c)    Notice Restrictions. The Committee may require, as a condition of participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.
(d)    Shareholder Rights. A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant's behalf under the Plan.
Section 8
LIMITATION ON PURCHASES
Participant purchases are subject to the following limitations:
(a)    Purchase Period Limitation. Subject to the calendar year limits provided by Section 8(b), the maximum number of Shares that a Participant will have the right to purchase in any Purchase Period pursuant to an option or right intended to qualify under Code Section 423 will be determined by dividing (i) $25,000 by (ii) the Fair Market Value of one Share on the Offering Date for such Purchase Period.
(b)    Calendar Year Limitation. No right to purchase Shares under the Plan that is intended to qualify under Code Section 423 will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase Shares with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).
(c)    Refunds. As of the first Purchase Date on which this Section limits a Participant's ability to purchase Shares, the Participant's payroll deductions will terminate, and the Participant will receive a refund of the balance in the Participant's Payroll Deduction Account as soon as practicable after the Purchase Date.
Section 9
WITHDRAWAL FROM PARTICIPATION
A Participant may withdraw all, but not less than all, of the Contributions credited to the Participant's Payroll Deduction Account at any time before a Purchase Date by notifying the Committee or its designee of the Participant's election to withdraw, pursuant to rules prescribed by the Committee. If a Participant elects to withdraw, all of the Participant's Contributions credited to the Participant's Payroll Deduction Account will be returned to the Participant and the Participant may not make any further Contributions to the Plan for the purchase of Shares during that Purchase Period. A Participant's voluntary withdrawal during a Purchase Period will not have any effect upon the Participant's eligibility to participate in the Plan during a subsequent Purchase Period.
Section 10
EMPLOYMENT TERMINATION
(a)    Termination Other Than Death, Disability or Retirement. If a Participant's employment with the Company or a Designated Subsidiary terminates for any reason other than death, Disability or Retirement, the Participant will cease to participate in the Plan, and the Company or its designee will refund the balance in the Participant's Payroll Deduction Account.
(b)    Ineligible Employee. In the event of a Participant's death, or the Participant ceases to be an eligible Employee for any reason other than employment termination at any time during a Purchase Period, at the election of the Participant, or the Participant's legal representative in the event of the Participant's death, the Participant's Payroll Deduction Account balance will be (i) distributed to the Participant, or to the Participant's estate in the event of the Participant's death, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 7.
(c)    Termination Due to Disability or Retirement. If a Participant's employment with the Company or a Designated Subsidiary terminates during a Purchase Period due to Disability or Retirement no more than three months before the Purchase Date for the Purchase Period, then, at the Participant's election, the Participant's Payroll Deduction Account balance will be (i) distributed to the Participant, or (ii) held until the end of the Purchase Period and applied to purchase Shares in accordance with Section 7. Section 10(c)(ii) shall apply in the event the Participant fails to make a timely election pursuant to rules established by the Committee.
(d)    Leaves of Absence. The Committee may establish rules regarding when leaves of absence will be considered a termination of employment. Notwithstanding the foregoing, where a period of leave exceeds ninety (90) days, a Participant's employment relationship with the Company or a Designated Subsidiary will be deemed to have terminated on the 91st day of such leave unless the Participant's right to reemployment is guaranteed either by statute or contract.
Section 11
PLAN ADMINISTRATION
The Plan will be administered by the Committee, which will be appointed by the Board. The Committee will be the Leadership Development and Compensation Committee of the Board unless the Board appoints another committee to administer the Plan. The Board from time to time may fill vacancies on the Committee. Subject to the express provisions of the Plan, the Committee will have the discretionary authority to interpret the Plan; to take any actions necessary to implement the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable in administering the Plan. All such determinations will be final and binding upon all persons. The Committee may request advice or assistance or employ or designate such other persons as are necessary for proper administration of the Plan.
Section 12
RIGHTS NOT TRANSFERABLE
Rights under the Plan are not transferable by a Participant and, during the Participant's lifetime, may be exercised only by the Participant.
Section 13
RESERVED SHARES
Subject to adjustments as provided in Section 14, the maximum number of Shares available for purchase on or after the Effective Date is: (i) 28,011,330 Shares (less Shares issued under the Plan with respect to the Purchase Period ending June 30,2012) with respect to options and issuances of Shares that are intended to qualify under Code Section 423; and (ii) 19,600,093 (less Shares issued under the Plan with respect to the Purchase Period ending June 30, 2012) with respect to options and issuances of Shares under Section 18 that are not intended to qualify under Code Section 423. Shares issued under the Plan may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.
Section 14
CAPITAL CHANGES
In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all persons. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.
Section 15
AMENDMENT
The Board may at any time, or from time to time, amend the Plan in any respect. The stockholders of the Company, however, must approve any amendment that would increase the number of Shares that may be issued under the Plan pursuant to options intended to qualify under Code Section 423 (other than an increase merely reflecting a change in capitalization of the Company pursuant to Section 14) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Employees under the Plan.
Section 16
PLAN TERMINATION
The Plan and all rights of Employees under the Plan will terminate: (a) on the Purchase Date on which Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase as set forth in Section 13, or (b) at any date at the discretion of the Board. In the event that the Plan terminates under circumstances described in (a) above, reserved Shares remaining as of the termination date will be made available for purchase by Participants on the Purchase Date on a pro rata basis based on the amount credited to each Participant's Payroll Deduction Account. Upon termination of the Plan, each Participant will receive the balance in the Participant's Payroll Deduction Account.
Section 17
GOVERNMENT REGULATIONS
The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company's obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required or desirable. The Committee may withhold from any payment due under the Plan or take any other action it deems appropriate to satisfy any federal, state or local tax withholding requirements.
Section 18
FOREIGN JURISDICTIONS
The Committee may adopt rules or procedures to accommodate the requirements of local laws of foreign jurisdictions, including rules or procedures relating to the handling of payroll deductions, conversion of local currency, payroll taxes and withholding procedures. The Committee may also adopt rules and procedures applicable to specific Designated Subsidiaries or locations that are not intended to be within the scope of Code Section 423, which may differ from the other provisions of the Plan, subject to the provisions of Section 13.
Section 19
GOVERNING LAW
The Plan will be governed by the laws of Delaware, without regard to that State's choice of law rules.

*** *** *** *** *** *** *** *** *** ***

5